Exhibit 99.1

GrowLife’s CEO Marco Hegyi Receives Contract Extension

KIRKLAND, Wash.--(BUSINESS WIRE)—October 27, 2016 -- GrowLife, Inc. (OTCBB: PHOT), one of the nation’s most recognized indoor cultivation service providers, today announced that the Board of Directors have agreed to extend Mr. Marco Hegyi’s employment contract for another two years after extensive discussions.

“Marco Hegyi has led PHOT back to active trading from the Gray Sheet market, effectively maintained positive and constructive relationships with shareholders, customers and suppliers, and enabled PHOT to continue operating through the Company’s most challenging times,” stated GrowLife Compensation Committee Chairman and Board Member Michael Fasci.  “Therefore, with this employment agreement, GrowLife will maintain management continuity for the next two years under Marco’s leadership.”

Mr. Hegyi joined GrowLife, Inc. in December 2013 as the Company’s President.  On April 10, 2014, shortly after his joining the Company, PHOT was temporarily suspended from public trading for 10-days by the United States Securities and Exchange Commission who stated the reason as “because of questions that have been raised about the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in PHOT’s common stock.” Later that year the Commission arrested and prosecuted four outside individuals for manipulation of PHOT stock.  No charges by the Commission were ever filed against PHOT. As the chief executive of the Company Mr. Hegyi secured the necessary financing to maintain operations, worked through the Commission process and completed a 22-month journey to resume active trading.

“GrowLife is a great company, from its employees to its customers and shareholders, with an exciting future that deserves to benefit from the growing demand for indoor cultivation.  The upcoming election is just one factor that can substantially increase GrowLife’s market capacity and product demand,” said Mr. Hegyi.  “There are many expansion opportunities for GrowLife, from serving our large commercial cultivation customers and caregivers to the emerging home indoor growers, all who need the equipment, supplies and expertise that GrowLife provides.  Also, strong and reliable financing partners, acquisitions, up-listing to OTCQB, service programs and increased partnerships, can provide even greater growth.  We are far from finishing what was started.  Therefore, I am proud to continue the work and I cannot imagine a better company than GrowLife to capitalize on the industry’s direction.”

For more information about GrowLife, please visit: www.growlifeinc.com. Additional commentary on the Company as well as the industry is also provided on Mr. Hegyi’s blog. Specific financials and corporate actions on GrowLife (OTCBB: PHOT), can be found in the filings at the SEC website.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines.  Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representatives, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations. GrowLife is headquartered in Kirkland, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Marco Hegyi

GrowLife, Inc.

Media Relations:

GrowLife Investor Relations

866-781-5559

info@growlifeinc.com